Exhibit 5.3

March 2, 2005

Oren B. Azar, Esq.
Associate General Counsel and Secretary
Joy Global Inc.
100 East Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202

Re:	Joy Global Inc. Registration Statement on Form S-3

Dear Mr. Azar:

        We have acted as special Ohio counsel to The Horsburgh & Scott Company and American Alloy Corporation (each, an “Ohio Subsidiary,” and collectively, “Ohio Subsidiaries”) in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Joy Global Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of securities with an aggregate initial public offering price of up to $500,000,000, with such securities to include senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities”), which, in each case, may be guaranteed by one or more subsidiaries of the Company that executes a supplemental indenture as a guarantor.

        As such counsel, you are furnishing an opinion in accordance with the requirements of Item 601(b)(5)of Regulation S-K under the Act. In connection with such opinion, you have asked us to opine with respect to certain matters governed by Ohio law.

        In our capacity as special Ohio counsel to the Ohio Subsidiaries, we have examined originals or copies of (i) the articles of incorporation, the bylaws and a good standing certificate dated February 24, 2005 issued by the Secretary of State of Ohio with respect to each of the Ohio Subsidiaries (the “Entity Documents”) (ii) the Registration Statement; (iii) the form of Indenture for Senior Debt Securities (the “Senior Indenture”) filed as Exhibit 4.3 to the Registration Statement; (iv) the form of Indenture for Subordinated Debt Securities (the “Subordinated Indenture”) filed as Exhibit 4.5 to the Registration Statement; (v) the form of guarantee related to the Subordinated Indenture (the “Subordinated Guarantee”) intended to be Exhibit 4.36 to the Registration Statement; and (vi) the form of guarantee related to the Senior Indenture (the “Senior Guarantee”) intended to be Exhibit 4.35 to the Registration Statement. Except for the good standing certificates for the Ohio Subsidiaries, which we obtained from the Secretary of State of Ohio, all of the above documents were furnished to us by Kirkland & Ellis LLP.

        In reaching the conclusions expressed herein, we have assumed, with your consent, and without independent investigation or examination, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, forms or drafts, and the authenticity of such originals of such latter documents. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the Company, the Ohio Subsidiaries and the other parties thereto. We have relied solely upon the examinations and inquiries recited herein and we have not undertaken any other independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn. Without limiting the generality of the foregoing, except for our review of the Entity Documents, we have made no examination of the character, organization, activities, power or authority of the Company or the Ohio Subsidiaries which might have any effect upon our opinions as expressed herein, and we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination. We have also assumed that (1) the Registration Statement will have become effective pursuant to the provisions of the Act and any applicable trustee will have been qualified under the Trust Indenture Act and a Form T-1 will have been filed with the Commission, (2) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of any securities contemplated by the Registration Statement, and (3) the Senior Indenture and the Subordinated Indenture constitute the valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of securities to be issued pursuant to the Senior Indenture (the “Senior Securities”), (b) the Senior Indenture, any supplemental indenture and the Senior Securities have been duly executed by the Company and each Ohio Subsidiary, (c) the Senior Securities have been authenticated by the Trustee under the Senior Indenture in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, and (d) the Senior Guarantee has been duly authorized, executed and delivered by the Ohio Subsidiaries, the Senior Guarantee will, to the extent determined by Ohio law, constitute valid and binding obligations of each Ohio Subsidiary, enforceable against each Ohio Subsidiary in accordance with the terms thereof.

2.

When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of securities to be issued pursuant to the Subordinated Indenture (the “Subordinated Securities”), (b) the Subordinated Indenture, any supplemental indenture and the Subordinated Securities have been duly executed by the Company and each Ohio Subsidiary, (c) the Subordinated Securities have been authenticated by the Trustee under the Subordinated Indenture in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, and (d) the Subordinated Guarantee has been duly authorized, executed and delivered by the Ohio Subsidiaries, the Subordinated Guarantee will, to the extent determined by Ohio law, constitute valid and binding obligations of each Ohio Subsidiary, enforceable against each Ohio Subsidiary in accordance with the terms thereof.

        The opinions expressed above are subject to the following qualifications:

(A)

The opinions are limited to the laws of the State of Ohio having effect on the date hereof, and we express no opinion as to the laws of the United States of America or any other jurisdiction. In this regard, we point out that both the Senior Guarantee and the Subordinated Guarantee provide that they are to be governed by and construed in accordance with the laws of the State of New York.

(B)

The opinions are subject to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws or judicially developed doctrines affecting the enforcement of creditors’ rights generally, general principles of equity, and public policy considerations which may limit the rights of parties to obtain certain remedies.

(C)

We express no opinion with respect to the application, if any, of laws concerning or promulgated by (I) environmental effects or agencies; (II) industries the operations, financial affairs or profits of which are regulated by the United States or the State of Ohio, to wit, insurance, banks and thrift institutions, and utilities under R.C. Title 49; (III) restrictions attendant to financings of property by public authorities; for example, industrial revenue bond financings; (IV) securities laws; (V) fraudulent dispositions or obligations; (VI) racketeer influenced and corrupt organizations (RICO) statutes; (VII) taxes or tax effects; (VIII) political subdivisions of the State of Ohio; or (IX) any order of any court or other authority directed specifically to any party to the documents which are the subject of this opinion.

        We have not been asked, nor do we undertake, to render any opinion with respect to any matter except as expressly set forth herein or to advise you of any matters that may hereafter be brought to our attention.

        We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Opinions” in the Registration Statement to the extent of your reliance on our opinion under Ohio law. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

Very truly yours, /s/ VORYS, SATER, SEYMOUR AND PEASE LLP VORYS, SATER, SEYMOUR AND PEASE LLP